THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 701 OR RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                                     WARRANT

                              Trinity3 Corporation

             (Incorporated under the laws of the State of Delaware)

JW-1

      THIS IS TO CERTIFY that, for value received, and in accordance with the vesting schedule listed in Section 1, below, Jeffrey Willmann, an individual (the "Holder"), is entitled, subject to the terms and conditions set forth herein, to purchase from Trinity3 Corporation, a Delaware corporation (the "Company") up to Three Hundred Thousand (300,000) fully paid and nonassessable shares of common stock of the Company (the "Warrant Securities") at the initial exercise price of $0.06 per share but subject to adjustment as provided in
Section 5 below, (the "Exercise Price"), upon payment by cashier's check or wire transfer of the Exercise Price (unless exercised pursuant to Section 4 below) for such shares of the Common Stock to the Company at the Company's offices.

      1. Vesting Schedule. The option to purchase the shares of Common Stock listed above will vest as follows:

            o     25% on the anniversary date one year from the date hereof;
            o     25% on the anniversary date two years from the date hereof;
            o     25% on the anniversary date three years from the date hereof;
                  and
            o     25% on the anniversary date four years from the date hereof.

      Notwithstanding the above, if, at any time, for any reason, the Holder is longer under contract with the Company as a consultant or independent contractor (holding a position as a Director on the Company's Board of Directors does not qualify), then any unvested warrants shall be forfeited. The vesting schedule under this Section may be accelerated if agreed upon in a written Consulting Project Order (as defined in the Consulting Agreement between the parties) signed by the parties.

      2. Exercisability. Any portion of this Warrant that has vested in accordance with Section 1, above, may be exercised in whole or in part at any time, or from time to time, between the date that is one year from the date hereof and 5:00 p.m. Pacific Standard Time on December 31, 2009, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by check or wire transfer of the Exercise Price (unless exercised pursuant to Section 4 below).

      3. Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof; provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

      If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

      4. Cashless Exercise. In lieu of delivering the Exercise Price in Cash, Holder, at his option, may instruct the Company to retain, in payment of the Exercise Price, a number of the shares of Common Stock (the "Payment Shares") equal to the quotient of the aggregate Exercise Price of the Warrants then being exercised divided by the Market Price of such Payment Shares as of the date of exercise, and to deduct the number of Payment Shares from the shares of Common Stock to be delivered to such holder. For purposes of this Warrant, Market Price shall mean the closing bid price of the Company's common stock on the trading day immediately before the exercise date. Notwithstanding the above, this
Section 4 shall only be applicable provided that the Company is trading on a recognized exchange on the date of exercise.

      5. Adjustment in Number of Shares.

            (A) Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary's capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

            (B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

      6. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

      7. No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

      8. Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

      9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

      10. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

      11. Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

            (a) the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

            (b) the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

            (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

      12. Transferability. This Warrant may not be transferred or assigned by the Holder without first obtaining the prior written approval by the Company.

      13. Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

      14. Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company's books and records.

      15. Consent to Jurisdiction and Service. The Company consents to the jurisdiction of any court of the State of California, and of any federal court located in California, in any action or proceeding arising out of or in connection with this Warrant. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, by certified mail directed to the Company at the location provided in Section 14 hereof, or, in the alternative, in any other form or manner permitted by law. Orange County, California shall be proper venue.

      16. Successors; Assignment. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns. This Warrant may not be assigned by the Holder without the written consent of the Company.

      17. Attorneys Fees. In the event the Holder shall refer this Warrant to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

      18. Governing Law. THIS WARRANT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAW.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and Chief Executive Officer and to be delivered in Irvine, California.

Dated: December 10, 2004                Trinity3 Corporation,
                                        a Delaware corporation


                                        /s/  Steven D. Hargreaves
                                        ----------------------------------------
                                        By:  Steven D. Hargreaves
                                        Its: President


                                        /s/  Shannon T. Squyres
                                        ----------------------------------------
                                        By:  Shannon T. Squyres
                                        Its: Chief Executive Officer

                               NOTICE OF EXERCISE

TO: Trinity3 Corporation

      (1) |_| The undersigned hereby elects to purchase _____________ shares of the common stock of Trinity3 Corporation, a Delaware corporation (the "Company"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            |_| The undersigned hereby elects to purchase _____________ shares of the common stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 4 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

      (2) Please issue a certificate or certificates representing said shares of the Company's common stock in the name of the undersigned or in such other name as is specified below:


                      -------------------------------------
                                     (Name)

                      -------------------------------------

                      -------------------------------------
                                    (Address)


__________________________________      ________________________________________
(Date)                                  (Signature)


                                        ________________________________________
                                        (Print name)